Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY CONSOLIDATES AND

RESTRUCTURES OFFICES AND MANAGEMENT TEAM

Restructuring Expected to Save Company Over $1.5 Million Annually

Company Revises Revenue Guidance

SAN DIEGO, CA, September 20, 2006 – American Technology Corporation (ATC) (NASDAQ: ATCO), a leader in commercial, government and military directed sound products and solutions, today announced that it is revising its revenue guidance from $3 million to $4 million, to $2 million to $2.5 million for the quarter ending September 30, 2006. The revised guidance is due principally to one HSS customer informing the company on September 15th that it was pushing out HSS orders due to their customer’s digital signage installation rescheduling. Following further diligence into the sales pipeline, management determined that revising previous guidance was appropriate. ATC also announced that it has consolidated and restructured its offices and management team.

Tom Brown, the company’s new president and CEO is now its interim chief financial officer replacing Steve Stringer. Charles Peacock, vice president of the company’s government and military sales group is also taking over leadership of the company’s commercial sales group replacing Bruce Gray. In addition to Stringer and Gray, the company also relieved, David Carnevale (vice president of marketing), James T. Taylor III (vice president, general counsel and secretary), Rose Tomich-Litz (vice president of operations) and three non-executive employees, of their duties. The company is also closing its Maine sales office after having closed its Carson City, Nevada offices earlier this summer. This consolidation and restructuring is expected to save ATC over $1.5 million annually.

“I came to ATC because I strongly believe there are vast, untapped markets for our directed sound products and technologies,” said Tom Brown, ATC’s president, CEO and interim CFO. “While we are confident we have the products and solutions to become successful and profitable, we must take definitive steps to achieve these results. This facility and management consolidation and restructuring is the first of three major initiatives I am implementing to drive us to profitability. The second is to accelerate revenue growth through more direct sales to larger commercial and defense-related companies desiring to utilize our revolutionary directed sound solutions in their integrated products. Third, we are working diligently to cut HSS®, LRAD™ and NeoPlanar® product costs in order to capture significantly more product margin while enhancing product performance.”

Brown concluded, “The initiatives we have announced today are focused on getting us to profitability through increasing sales (with greater product margins) to current and prospective customers in large markets with tremendous potential which include the digital signage, public display, public venue, government, military, homeland and international security, private and commercial maritime, automobile, personalized audio, and alert/alarm industries.”

About American Technology Corporation

American Technology Corporation (ATC) (NASDAQ: ATCO) provides directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC’s HyperSonic® Sound, NeoPlanar® and Long Range Acoustic Device (LRAD™) product lines make up the core of an expanding portfolio of directed sound products and technologies. For more information about the company and its technologies and products please visit our web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of Mr. Brown and our restructured management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the company’s Form 10-K for the year ended September 30, 2005 and the company’s Form 10-Q for the quarter ended June 30, 2006. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

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CONTACT:

Investor Relations:

Robert Putnam

(858) 676.0519

robert@atcsd.com